Agreement Pursuant to Rule 13d-1(k)(1) of the
                         Securities Exchange Act of 1934


                                    AGREEMENT

The undersigned agree that this Schedule 13G dated July 13, 1999 relating to the Common Stock of Templeton Dragon Fund, Inc. shall be filed on behalf of the undersigned.



                           ETERNITY, LTD.



                         /S/ JOHN M. TEMPLETON
                           By:  John M. Templeton, President


                           FAITHFULNESS, LTD.



                         /S/ JOHN M. TEMPLETON
                           By:  John M. Templeton, President


                           JOHN M. TEMPLETON

                         /S/ JOHN M. TEMPLETON
                         John M. Templeton, Individually
                          As indirect beneficial owner